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                                                                    EXHIBIT 23.1

                 CONSENT OF ERNST & YOUNG, INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 2, 1997, except for Note 5, as to which the date is November 21, 1997, in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-34829) and related Prospectus of Delphi International Ltd. dated December 18, 1997, for the registration of 2,200,000 common shares and granting of common stock purchase rights.


                                          /s/        ERNST & YOUNG

Hamilton, Bermuda

December 17, 1997